QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kanbay International, Inc. Stock Incentive Plan and the Kanbay International 1998 Non-Qualified Option Plan of our report dated March 9, 2004 with respect to the consolidated financial statements of SSS Holdings Corporation Limited included in the Registration Statement (Form S-1 No. 333-113495) of Kanbay International, Inc., filed with the Securities and Exchange Commission.

                      ERNST & YOUNG LLP

Manchester, England
August 10, 2004

QuickLinks

Consent of Independent Registered Public Accounting Firm